Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BENEFICIENT

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type		Carry Forward File Number		Carry Forward Initial Effective Date		Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.001 per share	457	(c)	203,212,927	$1.23		$249,342,261	0.0001531	$38,174.30		—		—		—		—
Fees Previously Paid										4,241.90			—		—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—		—			—	—	—			—		—		—		—
Total Offering Amounts							$			$38,174.30
Total Fees Previously Paid										4,241.90	(2)
Total Fee Offsets										$33,932.40
Net Fee Due										$—

(1)	Represents 203,212,927 shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), of Beneficient (the “Company”) registered for resale by the selling holders named in this registration statement, consisting of (i) 200,081,301 shares of Class A common stock that the Company may elect to issue and sell pursuant to the SEPA (as defined in the Prospectus and such shares, the “SEPA Shares”), (ii) 1,325,382 shares of Class A common stock that may be issued upon conversion of the convertible debentures (the “Convertible Debentures”) pursuant to the Purchase Agreement (as defined in the Prospectus) in an aggregate principal amount of $4.0 million, (iii) 1,325,382 shares of Class A common stock that may be issued upon exercise of the Warrants (as defined in the Prospectus) to purchase 1,325,382 shares of Class A common stock at an exercise price of $2.63, (iv) 125,000 shares of Class A common stock issuable upon of conversion of the Series B-2 preferred stock, par value $0.001 per share, pursuant to the Mendoza Subscription Agreement (as defined in the Prospectus), (v) 14,286 shares of Class A common stock issuable upon of conversion of the Series B-3 preferred stock, par value $0.001 per share, pursuant to the Interest Solutions Subscription Agreement (as defined in the Prospectus), (vi) 25,751 shares of Class A common stock issuable upon of conversion of the Series B-4 preferred stock, par value $0.001 per share, pursuant to the Convergency Subscription Agreement (as defined in the Prospectus), (vii) 114,343 shares of Class A common stock issued pursuant to the Settlement and Release Agreement (as defined in the Prospectus) and (viii) 201,482 shares of Class A common stock issued pursuant to the Vendor Subscription Agreement (as defined in the Prospectus). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.

(2)	The Company previously paid a registration fee of $4,241.90 in connection with the initial filing of this registration statement on Form S-3 on August 22, 2024.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($1.264) and low ($1.19) prices of the shares of Class A common stock on The Nasdaq Capital Market on October 17, 2024 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission).

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims (1)	Beneficient	S-1	333-282760	October 22, 2024	—	$33,932.40	Equity	Class A common stock	(1)	$33,932.40	—
Fee Offset Sources(2)	Beneficient	S-1	333-282760	—	October 22, 2024	—	—	—	—	—	$33,932.40

(1)	The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on October 22, 2024 (File No. 333-282760) (the “Prior Registration Statement”), that registered an aggregate of 203,212,927 shares of Class A common stock (the “Unsold Securities”). The Registrant hereby confirms that the Prior Registration Statement has been withdrawn as of the date hereof.

(2)	The Registrant expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Unsold Securities covered by the Prior Registration Statement was $33,932.40. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement of $33,932.40 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement, with no remaining fees to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.